CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendments, as numbered below, to the registration statements on Form N-1A ("Registration Statements"), with file numbers as noted below, of our reports, as dated below, relating to the financial statements and financial highlights appearing in the May 31, 2008 Annual Reports of Putnam Massachusetts Tax Exempt Income Fund, Putnam Michigan Tax Exempt Income Fund, Putnam Minnesota Tax Exempt Income Fund, Putnam New Jersey Tax Exempt Income Fund, Putnam Ohio Tax Exempt Income Fund and Putnam Pennsylvania Tax Exempt Income Fund, which are also incorporated by reference into the Registration Statements:

Fund	File #	Date of Report	Post-Effective
			Amendment

Massachusetts	33-05416	July 10, 2008	29

Michigan	33-08923	July 11, 2008	29

Minnesota	33-08916	July 16, 2008	29

New Jersey	33-32550	July 15, 2008	20

Ohio	33-08924	July 11, 2008	29

Pennsylvania	33-28321	July 16, 2008	22

We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
September 22, 2008